    As filed with the Securities and Exchange Commission on March 28, 2001.
                                                      (File No. 333-______)



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------


                       TAKE-TWO INTERACTIVE SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

                  Delaware                                51-0350842
        (State or other jurisdiction                   (I.R.S. Employer
     of incorporation or organization)                Identification No.)

                     575 Broadway, New York, New York 10012
                     --------------------------------------
           (Address of principal executive offices including zip code)

                         1997 Employee Stock Option Plan
                         -------------------------------
                            (Full title of the plan)


                             Ryan A. Brant, Chairman
      Take-Two Interactive Software, Inc., 575 Broadway New York, NY 10012
      --------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (212) 334-6633
                                 --------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                              Robert H. Cohen, Esq.
                      Morrison Cohen Singer & Weinstein LLP
                         750 Lexington Avenue, 8th Floor
                               New York, NY 10022

                         CALCULATION OF REGISTRATION FEE



                                                        Proposed Maximum      Proposed Maximum
        Titles of Securities          Amount to          Offering Price       Aggregate Offering     Amount of
          to be Registered          be Registered           Per Share              Price (1)        Registration Fee
          ----------------          -------------            ---------        ------------------    -----------------
        Common Stock, par         1,500,000 shares           $11.875              $17,813,201         $4,453.30
        value $.01 per share



         (1) Estimated solely for the purpose of calculating the registration fee based on (i) the average exercise price of $10.3124 for 515,000 options issued and (ii) the closing price of $12.688 for 985,000 shares of common stock as reported by Nasdaq on March 23, 2001.

         Pursuant to Rule 416, there are also being registered additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the 1997 Employee Stock Option Plan (the "Plan").

         Pursuant to General Instruction E of Form S-8, the Registrant hereby makes the following statement:

         This Registration Statement on Form S-8 is filed by the Registrant to register an additional 1,500,000 shares of its common stock which are issuable upon the exercise of options available for grant under the Plan, pursuant to an amendment to the Plan authorized by the stockholders on November 29, 2000. These 1,500,000 shares are in addition to the 3,500,000 shares of the Registrant's common stock which were previously registered pursuant to the Registrant's Registration Statement on Form S-8 (Commission File No. 333-81797) filed on June 29, 1999 (the "Prior Registration Statement"). Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference.

                  Item 8.  Exhibits.
                           --------


Exhibit No.              Description
-----------              -----------
5                        Opinion of Morrison Cohen Singer & Weinstein LLP

23.1                     Consent of PricewaterhouseCoopers LLP

23.2                     Consent of Morrison Cohen Singer & Weinstein LLP
                         (contained in Exhibit 5)

24.1                     Powers of Attorney (included on signature page)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of New York, state of New York, on the 28th day of March 2001.

                       TAKE-TWO INTERACTIVE SOFTWARE, INC.

                       By: /s/ Ryan A. Brant
                           -------------------------------
                           Ryan A. Brant
                           Chairman

         Each person whose signature appears below authorizes Ryan A. Brant as his true and lawful attorney-in-fact with full power of substitution to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments thereto.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following person in the capacities and on the dates stated.


Signature                                                            Title                    Date
---------                                                            -----                    ----
   /s/ Ryan A. Brant                      Chairman and Director                               March 28, 2001
----------------------------              (Principal Executive Officer)
Ryan A. Brant

   /s/ James H. David, Jr.                Chief Financial Officer (Principal                  March 28, 2001
----------------------------              Financial and Accounting Officer)
James H. David, Jr.

   /s/ Barry Rutcofsky                    Co-Chairman and Director                            March 28, 2001
----------------------------
Barry Rutcofsky

   /s/ Paul Eibeler                       President and Director                              March 28, 2001
----------------------------
Paul Eibeler

   /s/ Kelly Sumner                       Chief Executive Officer and Director                March 28, 2001
----------------------------
Kelly Sumner

   /s/ Oliver R. Grace, Jr.               Director                                            March 28, 2001
----------------------------
Oliver R. Grace, Jr.

   /s/ Robert Flug                        Director                                            March 28, 2001
----------------------------
Robert Flug

   /s/ Don Leeds                          Director                                            March 28, 2001
----------------------------
Don Leeds


                                  Exhibit Index

Exhibit No.       Description                                              Page
-----------       -----------                                              ----
5                 Opinion of Morrison Cohen Singer & Weinstein LLP

23.1              Consent of PricewaterhouseCoopers LLP

23.2              Consent of Morrison Cohen Singer & Weinstein LLP
                  (contained in Exhibit 5)

24.1              Powers of Attorney (included on signature page)